SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☐                      Filed by a Party other than the Registrant  ☑

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12

Iron Mountain Incorporated

(Name of Registrant as Specified In Its Charter)

Elliott Associates, L.P.

Elliott International, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On April 11, 2011, Elliott Associates, L.P. and Elliott International, L.P. (collectively, “Elliott”) issued the following press release:

ELLIOTT NOMINEES – THE BEST OPPORTUNITY FOR

IRON MOUNTAIN SHAREHOLDERS

Independent Director Nominees Are Committed to Full Exploration of All Paths to

Maximize Shareholder Value and Put IRM Back on Track

NEW YORK (April 11, 2011) – Elliott Management Corporation, the beneficial owner of slightly under 5% of Iron Mountain Incorporated’s common stock (NYSE: IRM) (“Iron Mountain”), on behalf of the funds that it manages (“Elliott”), today filed a presentation with the SEC, which can be viewed here.

In this presentation, Elliott details its 100-Day Plan to fully explore all paths to creating shareholder value at IRM. Specifically, the plan calls for the formation of a Special Committee to engage in a full strategic review and for the Board to update shareholders upon its conclusion. We urge shareholders to vote for Elliott’s independent and highly qualified nominees, who are committed to maximizing value and putting IRM back on track.

On March 9th 2011, Elliott proposed four new Board members and sent a letter to IRM’s Board which can be viewed here and filed a presentation with the SEC which can be viewed here. On April 4th 2011, Elliott sent a follow up letter to IRM’s Board raising questions about recent actions inconsistent with our shared goal of maximizing shareholder value, which can be viewed here.

About Elliott Management Corporation

Elliott Management Corporation oversees two funds, Elliott Associates, L.P. and Elliott International, L.P., that have more than $16.8 billion of assets under management. Founded in 1977, Elliott is one of the oldest private investment firms of its kind under continuous management. The Elliott funds’ investors include large institutions, college and charitable endowments, family offices, and friends and employees of the firm.

Media Contacts:

Finsbury Group

Tripp Kyle / David Millar

Elliott-US@finsbury.com

+1 212 303 7600

Investor Contacts:

Mackenzie Partners

Larry Dennedy / Bob Marese

+1 212 929 5500

Additional Information

Elliott intends to make a filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the 2011 Annual Meeting of Stockholders (including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof) (the “2011 Annual Meeting”) of Iron Mountain Incorporated (the “Company”). Information relating to the participants in such proxy solicitation is contained in the preliminary proxy statement filed by Elliott with the Securities and Exchange Commission and in amendments to such preliminary proxy statement. Stockholders are advised to read the definitive proxy statement and other documents related to the solicitation of stockholders of the Company for use at the 2011 Annual Meeting when they become available because they will contain important information, including additional information relating to the participants in such proxy solicitation. When completed and available, Elliott’s definitive proxy statement and a form of proxy will be mailed to stockholders of the Company. These materials and other materials filed by Elliott in connection with the solicitation of proxies will be available at no charge at the Securities and Exchange Commission’s website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by Elliott with the Securities and Exchange Commission will also be available, without charge, by directing a request by mail or telephone to MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016 (call collect: 212-929-5500; call toll free: 800-322-2885).